UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2020

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota         55987-1500
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (507) 454-5374

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act
(17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In response to the current business environment as impacted by COVID-19, Fastenal Company (the 'Company') is taking several precautionary measures and adjusting its operational needs, including a suspension of performance bonus programs to employees above certain compensation levels during the second quarter (April through June) of 2020. As part of these measures, the Company has suspended payments under the Company’s Incentive Plan for its named executive officers during the second quarter (April through June) of 2020.
Also, the Company is reducing director meeting fees from $4,000 to $2,000 (plus reimbursement of reasonable expenses) for attendance at each regular or special meeting of the board and each committee meeting, including meetings of independent directors for the months of May, June, and July of 2020. Additionally, the Chairman’s monthly fee, in lieu of meeting attendance fees, will be reduced from $25,000 to $12,500 during the months of May, June, and July of 2020.
Item 9.01. Financial Statements and Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

April 28, 2020	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Controller, Chief Accounting Officer, and Treasurer